AGREEMENT AND GENERAL RELEASE



     On this 27th day of August, 1997, Larry S. Brodsky

("Employee"), who resides at 5 Lowell Drive, New City, NY  10956,

and Orange and Rockland Utilities, Inc. ("Employer") hereby

knowingly and voluntarily agree to enter into this Agreement with

General Release ("Agreement") in order to resolve any and all claims between them pertaining to outstanding issues and to set forth all obligations between the parties.  Employee and Employer acknowledge and agree that this Agreement constitutes the sole obligation of each to the other and that no other promises,

commitments or representations have been made with or by either of the parties to the other arising out of the termination of

Employee's employment relationship with Employer.



     First:   Employee has resigned his employment as President

and Chief Operating Officer effective August 8, 1997.

Contemporaneous with his execution of this Agreement and General

Release, Employee shall execute and provide to Employer a letter of resignation in a form attached hereto as Exhibit A.



     Second:   Employer agrees to pay to Employee as severance

his base salary at the Employee's current salary, less applicable withholdings and deductions, until the earlier of (i) the date

Employee is subsequently engaged in full-time employment; or (ii)

the expiration of the two (2) year period commencing on August 8,

1997 (hereinafter the "severance period").  Such payments shall be made on a semi-monthly basis consistent with Employer's

current payroll practices.



     Third:   (a)  Employer shall pay to Employee any payment(s)

to which he may be entitled under the Annual Team Incentive Plan and under the Long-Term Performance Share Unit Plan in accordance with the terms of such plans and at such times as such payments are generally made by Employer.

          (b)  Employer shall pay to Employee his accrued but

unused vacation for 1997 up until the date of his resignation.



     Fourth:      Employer shall provide Employee with coverage

under all group health insurance benefit plans and life insurance plans in accordance with the terms of such plans to the same extent as if he remained employed by Employer until the earlier of (i) such time as Employee is entitled to receive health

insurance benefits and life insurance benefits from a subsequent employer; or (ii) the end of the severance period.  If health insurance benefits terminate upon the expiration of the severance period, Employee may thereafter convert his health insurance benefits at his expense in accordance with applicable law.  All other benefits provided by Employer to Employee shall cease as of

August 8, 1997.

     Fifth:   Employer shall convey to Employee title to

Employee's company car, a 1996 Chevrolet Blazer Sport Utility 4D,

VIN # 1GNDT13W2T2149315.  Any tax ramifications of such

transaction shall be the sole responsibility of the Employee.



     Sixth:  Employer shall provide, at no cost to Employee,

outplacement services to Employee through an outplacement service of Employee's choosing, not to exceed a total cost of $50,000

(Fifty Thousand Dollars).



     Seventh:   (a) As a material inducement to Employer to enter

into this Agreement, and in exchange for the above stated

consideration, Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges Employer, and any and all of its subsidiaries, parents and affiliates, and any of its or their officers, directors, employees and agents, and all

persons acting by, through, under or in concert with any of them

(hereinafter the "O&R Entities and/or Persons" or "Releasees"),

from any and all liabilities arising directly or indirectly out of his employment and/or the termination thereof, including any charges, complaints, claims, liabilities, obligations, promises,

agreements, controversies, damages, actions, causes of action,

suits, rights, demands, costs, losses, debts and expenses

(including attorney's fees and costs actually incurred), of any nature whatsoever, known or unknown, that Employee now has, owns,

holds, or claims to have, own, or hold, or that Employee at any time heretofore had, owned, held, or claimed to have, own, or hold against each of the Releasees by reason of any act,

omission, transaction, practice, conduct, occurrence or other matter up to and including the date of this Agreement.

          (b)  Without limiting the generality of the foregoing,

this instrument releases Releasees from any and all claims,

whether asserted and non-asserted, known or unknown, that

Employee now has, ever had or may have against Releasees,

including, but not limited to, claims in tort, for breach of contract or employment agreements, or under any federal, state or local statute, regulation, rule, ordinance or order including,

but not limited to, discrimination based on race, sex, age,

religion, national origin, sexual orientation, disability,

veteran status, marital status and/or retaliation.  This waiver and release includes any and all claims Employee may have under the Age Discrimination in Employment Act of 1967, Title VII of

the Civil Rights Act of 1964, the Civil Rights Act of 1991, the

Americans With Disabilities Act, the New York Human Rights Law

and the Employee Retirement Income Security Act.

          (c)  Employee covenants that he shall not at any time

hereafter commence, maintain, prosecute, participate in, or

permit to be filed by any other person on his behalf, any action,

claim, suit, complaint or proceeding of any kind against any of the Releasees with respect to any claims, liabilities,

obligations, promises, agreements, controversies, damages,

actions, causes of action, suits, rights, demands, costs, losses,

debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever, known or unknown, including,

but not limited to, any claims asserted and non-asserted which he may have in tort, for breach of contract or employment agreements or under any federal, state or local statute, regulation, rule,

ordinance or order, that he now has, owns, holds, or claims to have, own, or hold, or which he at any time heretofore had,

owned, held, or claimed to have, own, or hold against any of the

Releasees.



     Eighth:   (a)  Employee agrees not to directly or indirectly

take, support, encourage or participate in any action or

attempted action which in any way would damage the reputation or business relationships of Releasees.  Employee further agrees that he will not disparage the Releasees in any way and will only speak about the Releasees in positive terms.  Employer agrees that, upon any inquiry regarding Employee, his employment, or his resignation, Employer will respond by (i) confirming dates of employment and position held; and (ii) stating that Employee resigned his employment with Employer to pursue other interests.

          (b)  Employee agrees that he will cooperate with the

Employer as necessary in any legal disputes and/or proceedings relating to issues and/or incidents that took place during his term of employment.

          (c)  The Employee shall not publish or disclose any

confidential information of the Releasees.  The Employee further promises not to use any such confidential information for his own personal use or advantage.  The Employee hereby warrants that prior to his execution of this Agreement he has not published or disclosed any confidential information of the Releasees.  All information regarding the Releasees' business, whether written or not, is presumed to be confidential, except to the extent the same shall have been lawfully and without breach of confidential obligation made available to the general public without

restriction.

          (d)  Employee agrees that contemporaneous with the

effective date of this Agreement he shall return to the Employer any and all property of the Releasees, including, but not limited to, any proprietary or confidential information and/or

documentation relating to the business of any of the Releasees in his possession or under his direction and/or control, including,

but not limited to, any and all of the Employer's documents,

books, notes, memoranda, records, statements, plans, policies,

programs, and or tapes (computer, cassette or video), and any information related to the Employer's business that may be stored on computer (hard or floppy) disks.  Employee's right to receive severance pursuant to the Second paragraph of this Agreement shall not be effective until Employee fully and completely

performs all obligations undertaken by him pursuant to this

paragraph of the Agreement.

          (e)  The Employee acknowledges that the restrictions

contained in this paragraph are reasonable and necessary to

protect the business and interests of the Employer and that any violation of these restrictions will cause substantial or

irreparable injury to the Employer. Therefore, the Employee

agrees that, in addition to any other remedies to which it may be entitled under applicable law, and notwithstanding the

arbitration provisions of the Thirteenth paragraph of this

Agreement, the Employer is entitled to preliminary and permanent injunctive relief in a judicial proceeding commenced to secure specific performance or to prevent any breach of this paragraph.

          (f)  The restrictions set forth in this paragraph shall

be construed as independent covenants, and the existence of any claim or cause of action against the Employer, whether predicated upon this Agreement or otherwise, shall not constitute any

defense to the Employer's enforcement of the restrictions

contained in this paragraph.



     Ninth:   Employee hereby agrees and acknowledges that the

payments and other consideration provided for in this Agreement

(i) exceed any payment, benefit, or other thing of value to which

Employee might otherwise be entitled under any policy, plan or procedure of Employer; and (ii) are in full discharge of any and all of Employer's liabilities or obligations to Employee,

including but not limited to any and all obligations arising under any written or oral agreements, understandings or

arrangements between Employee and Employer.



     Tenth:     Employee and Employer acknowledge that the

existence and terms of this Agreement and all discussions leading up to it are confidential.  Employee agrees that he will not divulge either the existence or the terms of this Agreement to any third party, except his immediate family and attorney.



     Eleventh:  Employee acknowledges that he has been advised in writing to consult with an attorney before signing this

Agreement; that he has been represented by counsel or has had a reasonable opportunity to consult with counsel in connection with the execution of this Agreement; and that he has had the

opportunity to consider the terms of this Agreement, including,

but not limited to, the Seventh paragraph of this Agreement, for a period of twenty-one (21) days prior to its execution.

Employee further acknowledges that he has read this Agreement in its entirety; that he fully understands all of its terms and their significance; that he has signed it voluntarily and of his own free will; and that he intends to abide by its provisions without exception.



     Twelfth:   This Agreement constitutes the entire agreement

between the parties.  Any amendments to or changes in the

obligations created by this Agreement shall not be effective unless reduced to writing and signed by the parties.  All prior written or oral agreements between Employer and Employee are hereby terminated and expressly disavowed.  This Agreement shall be construed under New York law.



     Thirteenth:   Except as provided in the Eighth paragraph of

this Agreement, any and all disputes that may arise from or in connection with this Agreement shall be submitted to final and binding arbitration through the processes of the American

Arbitration Association in New York, NY.



     Fourteenth:   This Agreement and the payment of any

consideration hereunder shall not be construed as an admission of any kind whatsoever on the part of Employer, and/or any of its subsidiaries, parents or affiliates, their officers, agents,

representatives or employees.



     Fifteenth:   This Agreement shall not become effective until

the eighth day following Employee's execution of this Agreement and Employee may at any time prior to the effective date revoke this Agreement by giving notice in writing of such revocation to

Nancy Jakobs, Vice President of Human Resources, Orange and

Rockland Utilities, Inc., One Blue Hill Plaza, Pearl River, New

York  10965.  In the event Employee revokes this Agreement prior to the eighth day after his execution thereof, this Agreement,

and the promises contained therein, shall automatically be deemed null and void.

     PLEASE READ CAREFULLY.  THIS AGREEMENT INCLUDES A WAIVER AND

RELEASE.  To signify their agreement to the terms of this

Agreement, the parties have executed this Agreement on the date set forth opposite their signatures which appear below.



August 27, 1997               LARRY S. BRODSKY
Date                          Larry S. Brodsky




August 29, 1997               NANCY M. JAKOBS
Date                          Orange and Rockland Utilities, Inc.
                              VICE PRESIDENT, HUMAN RESOURCES
EXHIBIT A




                                        August 8, 1997



Mr. D. Louis Peoples
Vice Chairman and
  Chief Executive Officer
Orange and Rockland Utilities, Inc.
One Blue Hill Plaza
Pearl River, NY 10965


Dear Mr. Peoples:

          Effective today I hereby resign my employment as President and Chief Operating Officer with Orange and Rockland
Utilities, Inc. and all of its applicable subsidiaries.


                                        Very truly yours,


                                        LARRY S. BRODSKY
                                        Larry S. Brodsky